UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 27, 2006
GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

STATE OF DELAWARE	1-143	38-0572515

(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (313) 556-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

ITEM 4.02(a)       Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
As previously disclosed in the Form 12b-25 Notification of Late Filing filed by General Motors Corporation (“GM”) on March 17, 2006, GM delayed the filing of its Form 10-K for the period ended December 31, 2005 due to an accounting issue regarding the classification of cash flows at Residential Capital Corporation (“ResCap”), the residential mortgage subsidiary of General Motors Acceptance Corporation (“GMAC”), a wholly owned subsidiary of GM. As previously disclosed, with the exception of the ResCap accounting issue, GM was otherwise prepared to file its 2005 Form 10-K on March 16, 2006.
The audit committee of the board of directors of GM, after consultation with management, and following analysis of the ResCap accounting issue, concluded that GM should make certain adjustments to restate the cash flow reporting for certain mortgage loan transactions at ResCap that were reflected in GM’s consolidated financial statements for the periods ended December 31, 2002, December 31, 2003 and December 31, 2004 included in its Annual Report on Form 10-K for those periods and the related financial information for those periods and GM’s interim consolidated financial statements for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005 included in its Quarterly Reports on Form 10-Q and the related financial information for those periods.
As disclosed in GM’s Form 8-K filed on March 17, 2006, the audit committee of the board of directors of GM and management had previously concluded that GM’s consolidated financial statements for prior periods should be corrected for certain other errors in these earlier periods related to the accounting for vehicles on operating leases with daily rental car companies prematurely revalued to reflect increased anticipated proceeds after disposal; supplier credits consisting of certain payments and credits erroneously recorded as a reduction to cost of sales received from suppliers prior to the completion of the earnings process; an erroneous calculation of the anticipated effect of cost reduction initiatives on GM’s expected health-care cost trend rate for 2002 understated the rate; adjustments to the discount rate used during 2005 for U.S. Hourly pension plan referencing certain indicators which, in view of evolving guidance, did not provide the best estimate to defease the pension liability; and other accounting adjustments GM has identified. The audit committee and management were of the view at that time that, notwithstanding the restatement of GM’s consolidated financial statements for 2002, 2003 and 2004 for these items, GM’s previously filed financial statements for those periods could continue to be relied upon.
However, in light of the additional factor of the restatement relating to the reporting of ResCap cash flows, the audit committee, after consultation with management, on March 27, 2006 concluded that GM’s consolidated financial statements for the periods ended December 31, 2002, December 31, 2003 and December 31, 2004 included in its Annual Report on Form 10-K for period 2004 and the related financial information for those periods and the reports of the Company’s independent registered public accounting firm and GM’s interim consolidated financial statements for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005 included in its Quarterly Reports on Form 10-Q and the related financial information for those periods, should no longer be relied upon.
The audit committee of the board of directors of GM has discussed this matter with its independent registered public accounting firm, Deloitte & Touche LLP.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: March 28, 2006	By:	/s/PETER R. BIBLE
(Peter R. Bible, Chief Accounting Officer)